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CUSIP No.      471112102             13G                      Page 8 of 12 Pages


                          EXHIBIT 1 TO SCHEDULE 13G
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                                 July 2, 1997
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           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., MILLER ANDERSON &

         SHERRERD LLP and Commonwealth of Pennsylvania State Employees

         Retirement System hereby agree that, unless differentiated, this

         Schedule 13G  is filed on behalf of each of the parties.




   BY:      /s/ Donald P. Ryan
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            Miller Anderson & Sherrerd LLP
            Donald P. Ryan/Vice President Morgan Stanley Asset Management Inc.



   BY:      /s/ Bruce Bromberg
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            Morgan Stanley, Dean Witter, Discover & Co.
            Bruce Bromberg/Morgan Stanley & Co. Incorporated



   BY:      /s/ Donald P. Ryan
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            Commonwealth of Pennsylvania State Employees Retirement System
            Donald P. Ryan/Vice President Morgan Stanley Asset Management Inc.